UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	98-1398788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada	V6H 3V9
(Address of principal executive offices)	(Zip Code)

(604) 678-1388

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ZYME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The following information is filed pursuant to Item 5.07, “Submission of Matter to a Vote of Security Holders.”

On May 5, 2021, Zymeworks Inc. (the “Company”), held its 2021 annual meeting of shareholders (the “Annual Meeting”). A total of 29,226,661 of the holders of the Company’s common shares were present or represented by proxy at the meeting, representing approximately 63.31% of the Company’s 46,164,051 common shares that were outstanding and entitled to vote at the Annual Meeting as of the record date of March 12, 2021. Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting, and the final voting results on each matter. Each of the proposals are described in further detail in the Company’s definitive proxy statement dated March 23, 2021, filed with the Securities and Exchange Commission on March 23, 2021.

Proposal 1

1.	The shareholders voted by way of ballot and the following nominees were elected as directors to serve until their term expires or until their successors are duly elected or appointed.

Nominee	Votes For	% Votes For	Votes Withheld	% Votes Withheld	Broker Non- Votes
Susan Mahony	19,286,855	71.48%	7,695,418	28.52%	2,244,388
Kelvin Neu	19,377,998	71.82%	7,604,275	28.18%	2,244,388
Ali Tehrani	19,375,651	71.81%	7,606,622	28.19%	2,244,388

Proposal 2

2.

The shareholders voted on an advisory and non-binding basis by way of ballot and approved the compensation of the Company’s named executive officers. There were 2,244,388 broker non-votes for this proposal.

Votes For	%Votes For	Votes Against	% Votes Against	Votes Abstaining	%Votes Abstaining
24,095,093	89.30%	2,607,651	9.66%	279,529	1.04%

In the Company’s proxy statement with respect to the Company’s 2020 annual meeting of shareholders, filed on March 23, 2020, the Company disclosed that its Board of Directors intended to hold say-on-pay votes in the future in accordance with the alternative that received the most shareholder support at the Company’s 2020 annual meeting of shareholders. As reported in the Company’s Current Report on Form 8-K filed on May 8, 2020, at the Company’s 2020 annual meeting of shareholders, the shareholders selected every year as the preferred frequency of holding future advisory votes on the compensation of the Company’s named executive officers.

Proposal 3

3.

The shareholders voted by way of ballot and KPMG LLP, chartered professional accountants, were reappointed as auditors for the Company until the close of the next annual general meeting of shareholders and the directors were authorized to determine their remuneration.

Votes For	%Votes For	Votes Withheld	% Votes Withheld
28,930,162	98.99%	296,499	1.01%

A report outlining the voting results described above is filed as Exhibit 99.1 hereto.

ITEM 7.01	REGULATION FD DISCLOSURE.

On May 6, 2021, the Company issued a press release announcing the voting results of its Annual Meeting, which was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. A copy of this press release is attached as Exhibit 99.2 hereto.

The information provided under this Item (including Exhibit 99.2, attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Report on Voting Results.
99.2	Press Release issued by Zymeworks Inc. on May 6, 2021.
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: May 6, 2021	By:	/s/ Neil A. Klompas
	Name:	Neil A. Klompas
	Title:	Executive Vice President, Business Operations and Chief Financial Officer